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                                                                    EXHIBIT 23.2



INDEPENDENT AUDITORS CONSENT



We consent to the use in the Registration Statements of P.H. Glatfelter Company on Form S-8 (Registration Nos. 33-25884, 33-37198, 33-49660, 33-53338, 33-54409,
33-62331, 333-12089, 333-26581 and 333-34797) of our report dated March 12, 1998
(relating to the financial statements of Papeteries de Cascadec -Odet Ergue Gaberic/France for the year ended December 31, 1997 - not presented separately herein) appearing in this Amendment No. 1 on Form 8-K/A to the Current Report on Form 8-K dated January 2, 1998 of P.H. Glatfelter Company.




                                            Paris and Reichstett, March 13, 1998


CONSTANTIN ASSOCIES                SEGEC AUDIT SA
Commissaire aux Comptes            Commissaire aux Comptes

Jean Paul Seguret                  Jean-Claude Klein



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